CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 9 to the Registration Statement of Franklin Templeton Fund Allocator Series on Form N-1A, File No. 333-13601, of our report dated September 6, 2002, relating to the financial statements and financial highlights of Franklin Templeton Fund Allocator Series, which appear in the July 31, 2002 Annual Report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."



                           /s/ PricewaterhouseCoopers LLP
                           PricewaterhouseCoopers LLP


San Francisco, California
November 26, 2002